UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021 (August 7, 2021)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 Campus Court, Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MNTR	OTCQB

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2021, the Board of Directors of Mentor Capital, Inc. (the “Company”) appointed Chet Billingsley, a Director of the Company and the Company’s Chief Executive Officer, to serve as the Company’s principal financial officer.

No additional compensation was awarded to Mr. Billingsley in connection with his appointment. There are no relationships or related transactions between Mr. Billingsley and the Company that would be required to be reported.

Mr. Billingsley, 68, has been the Company’s Chief Executive Officer and Director since 1994. On August 15, 2009, Mr. Billingsley was elected Chairman of the Board of Directors, and on May 6, 2017, Mr. Billingsley was appointed a member of the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date: August 12, 2021	By:	/s/ Chet Billingsley
Chet Billingsley, Chairman and CEO